                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on this Amendment No. 1 to Form S-3 of our reports dated February 10, 2000 relating to the financial statements and financial statement schedule, which appear in Pegasus Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.




                                            PricewaterhouseCoopers LLP




Dallas, Texas
March 31, 2000